Exhibit 10(a)(iv)

Notice of Grant of Stock Options and Option Agreement	Digi International Inc. ID: 41-1532464 11001 Bren Road East Minnetonka, MN 55343
[Optionee] [Address] [City, State, County, Zip Code]	Option Number: Plan: 2016 Omnibus Incentive Plan ID:

Effective [date], you have been granted a Non-Qualified Stock Option to buy [number of shares] shares of Digi International Inc. (the Company) stock at $[per share exercise price] per share.

The total option price of the shares granted is $[aggregate exercise price]

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

_______________________________________________ Digi International Inc.		__________________________________________ Date
_______________________________________________ [Optionee]		__________________________________________ Date

DIGI INTERNATIONAL INC.
2016 OMNIBUS INCENTIVE PLAN

Terms and Conditions of an Award
These are the terms and conditions applicable to the INCENTIVE PLAN AWARD AGREEMENT between Digi International Inc., a Delaware corporation (the “Company”), and the participant (the “Participant”) listed on the cover page hereof (the “Cover Page”) effective as of the date of award. The Cover Page together with these terms and conditions of Incentive Plan Award Agreement constitute the “Incentive Plan Award Agreement.”
WHEREAS, the Company desires to carry out the purposes of its Digi International Inc. 2016 Omnibus Incentive Plan as amended from time to time (the “Plan”), by affording the Participant an opportunity to purchase Stock of the Company, par value $.01 per share (the “ Shares”), according to the terms set forth herein and on the Cover Page;
NOW THEREFORE, the Company hereby awards this Option to the Participant under the terms and conditions as follows:
1.    Award of Option. Subject to the terms of the Plan, the Company hereby awards to the Participant the right and option (the “Option”) to purchase the number of Shares specified on the Cover Page, on the terms and conditions hereinafter set forth. The Option is not intended by the Company to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.    Purchase Price. The purchase price of each of the Shares subject to the Option shall be the exercise price per share specified on the Cover Page, which price has been specified in accordance with the Plan and shall not be less than the Fair Market Value (as defined in paragraph 2.1(1) of the Plan) of a Share as of the date of grant.
3.    Option Period.
(a)    Subject to the provisions of paragraphs 5(a), 6(a) and 6(b) hereof, the Option shall become exercisable as to the number of Shares and on the dates specified in the exercise schedule on the Cover Page. The exercise schedule shall be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been canceled, the Participant may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.
(b)    The Option and all rights to purchase Shares thereunder shall cease on the earliest of:
(i)    the expiration date specified on the Cover Page (which date shall not be more than seven years after the date of grant);
(ii)    the expiration of the period after the termination of the Participant’s employment (as defined in paragraph 6.4 of the Plan) within which the Option is exercisable as specified in paragraph 5(a); or
(iii)    the date, if any, fixed for cancellation pursuant to paragraph 6(b) hereof.
Notwithstanding any other provision in this Incentive Plan Award Agreement, in no event may anyone exercise the Option, in whole or in part, after its original expiration date.
4.    Manner of Exercising Option. Subject to the terms and conditions of this Incentive Plan Award Agreement, the Option may be exercised online with E*Trade at www.etrade.com/stockplans or by such other means as the Committee shall approve. In accordance with present practice, when your Option is awarded, a letter or email will be sent to you from E*Trade with instructions on how to activate your account with E*Trade so that you can view and exercise your Option online. If you are a director or officer of the Company, then you must contact E*Trade Executive Support at 1-800-775-2793 in order to exercise your Option.

5.    Exercisability of Option After Termination of Employment.
(a)    During the lifetime of the Participant, the Option may be exercised only while the Participant is employed (as defined in paragraph 5 of the Plan) by the Company or a parent or subsidiary thereof, and only if the Participant has been continuously so employed since the date of this Incentive Plan Award Agreement, except that:
(i)    if the Participant is not a Non-Employee Director (as defined in paragraph 2.1(q) of the Plan), the Option shall continue to be exercisable for three months after termination of the Participant’s employment for any reason other than death, disability or cause, but only to the extent that the Option was exercisable immediately prior to the Participant’s termination of employment;
(ii)    if the Participant is not a Non-Employee Director, in the event the Participant’s employment terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), the Participant or his or her legal representative may exercise the Option (to the extent specified in paragraph 6(a) of this Incentive Plan Award Agreement) within one year after the termination of the Participant’s employment because of such disability;
(iii)    if the Participant is not a Non-Employee Director and if the Participant dies while employed, or within three months after his or her termination of employment, the heirs or legatees of the Participant’s estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option (to the extent specified in paragraph 6(a)) within one year after the death of the Participant;
(iv)    if the Participant is a Non-Employee Director, the Option shall continue to be exercisable after the Participant’s employment ends for the remaining term of the Option, but shall be exercisable only to the extent that the Option was exercisable immediately prior to the end of Participant’s employment, except that if the Participant’s employment ends because of death or disability, or the Participant dies within three months of his or her employment ending, the Option, whether or not previously exercisable, shall become exercisable to the extent specified in paragraph 6(a) of this Incentive Plan Award Agreement and shall continue to be exercisable after the Participant’s employment ends for the remaining term of the Option;
(v)    if the Participant’s employment terminates due to cause (as defined in paragraph 20.1 of the Plan), the Option and all rights of the Participant hereunder shall terminate immediately; and
(vi)    if the Participant’s employment terminates after a declaration pursuant to paragraph 6(b) of this Incentive Plan Award Agreement, the Participant may exercise the Option at any time permitted by such declaration.
If, during the term of the Option, the Participant’s status changes to or from that of a Non-Employee Director, the provisions of this paragraph 5(a) shall be applied to the Participant based on the Participant’s status as of the date the Option was awarded.
(b)    Neither the transfer of the Participant between any combination of the Company and any Affiliate, nor a leave of absence awarded to the Participant and approved by the Committee, shall be deemed a termination of employment.
6.    Acceleration of Option.
(a)    Disability or Death. If paragraph 5(a)(ii), 5(a)(iii) or the exception clause of paragraph 5(a)(iv) of this Incentive Plan Award Agreement is applicable, the Option, whether or not previously exercisable, shall become immediately exercisable in full if the Participant shall have been employed continuously by the Company or an Affiliate between the date the Option was granted and the date of such disability or, in the event of death, the date of such Participant’s death.
(b)    Dissolution, Liquidation, Merger. In the event of (i) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the Option by the substitution, in lieu of the Option, of an option to purchase appropriate voting stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock that has a Fair Market Value as of the effective date of such merger or consolidation equal to the product of (A) the excess of (x) the Event Proceeds per Share (as hereinafter defined) covered by the Option as of such effective date, over (y) the Option exercise price per Share, times (B) the number of Shares covered by the Option, or (ii) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an “Event”), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to the Participant of the declaration, that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the Participant, within ten days after the Event, of cash equal to the amount (if any), for each Share covered by the canceled Option, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by the Option. At the time of the declaration provided for in the immediately preceding sentence, the Option shall immediately become exercisable in full and the Participant shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Shares covered thereby. The Option, to the extent it shall not have been exercised prior to the Event, shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 6(b). For purposes of this paragraph, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Event.
7.    Limitation on Transfer. During the lifetime of the Participant, only the Participant or his or her guardian or legal representative may exercise the Option. The Participant shall not assign or transfer the Option otherwise than by will or the laws of descent and distribution, and the Option shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void.
8.    Stockholder Rights Before Exercise. The Participant shall have none of the rights of a stockholder of the Company with respect to any share subject to the Option until the share is actually issued to him or her upon exercise of the Option.
9.    Adjustment For Changes in Capitalization. The Option is subject to adjustment for changes in capitalization as provided in paragraph 17 of the Plan.
10.    Tax Withholding. The parties hereto recognize that the Company or a parent or subsidiary thereof may be obligated to withhold federal and state income taxes and social security or other taxes upon the Participant’s exercise of the Option. The Participant agrees that, at the time he or she exercises the Option, if the Company or a parent or subsidiary thereof is required to withhold such taxes, he or she will promptly pay in cash upon demand to the Company, or the parent or subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation; provided, however, that in lieu of all or any part of such a cash payment, the Committee may, but shall not be required to (or, in the case of an Participant who is a Non-Employee Director (as defined in the Plan), the Committee shall) permit the Participant to elect to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate) through a reduction of the number of Shares delivered to the Participant or through a subsequent return to the Company of shares delivered to the Participant.

11.    Interpretation of this Incentive Plan Award Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Participant. In the event that there is any inconsistency between the provisions of this Incentive Plan Award Agreement and the Plan, the provisions of the Plan shall govern.
12.    Discontinuance of Employment. This Incentive Plan Award Agreement shall not give the Participant a right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any such parent or subsidiary thereof employing the Participant may terminate his or her employment and otherwise deal with the Participant without regard to the effect it may have upon him or her under this Incentive Plan Award Agreement.
13.    General. The Company shall at all times during the term of this Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Incentive Plan Award Agreement. This Incentive Plan Award Agreement shall be binding in all respects on the Participant’s heirs, representatives, successors and assigns. This Incentive Plan Award Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder.

DIGI INTERNATIONAL INC.
2016 OMNIBUS INCENTIVE PLAN

Addendum I
to
Terms and Conditions of Nonstatutory Stock Option Agreement

Paragraph 6, entitled “Acceleration of Option,” is amended to add new subparagraph (c), which provides as follows:
(c)    Change in Control and Employment Termination Event. The Option, whether or not previously exercisable, shall become immediately exercisable in full upon the occurrence of any “Change in Control” that occurs contemporaneously with, or is followed within 12 months of the Change in Control by, an “Employment Termination Event”.
A “Change in Control” will be deemed to have occurred upon the occurrence of either of the following events:

(i)
any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 25% or more of the voting power in the election of directors of the Company, excluding, however, Participant (or a group of persons, including Participant, acting in concert); or

(ii)
the occurrence within any period, commencing immediately after an Annual Meeting of Stockholders and continuing to and including the Annual Meeting of Stockholders occurring on or about the third anniversary date of the commencement of such period, of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Company’s Board of Directors. The term “Incumbent Members” shall mean the members of the Board on the date of the commencement of such period, provided that any person becoming a director during such period whose election or nomination for election was approved by a majority of the directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such period.

An “Employment Termination Event” will be deemed to have occurred upon either:
For purposes of this subparagraph (c), “Cause” means only the following:

(i)
indictment or conviction of, or a plea of nolo contendere to, (A) any felony (other than any felony arising out of negligence), or any misdemeanor involving moral turpitude with respect to the Company, or (B) any crime or offense involving dishonesty with respect to the Company;

(ii)	theft or embezzlement of Company property or commission of similar acts involving dishonesty or moral turpitude;

(iii)	repeated material negligence in the performance of Participant’s duties after the Participant has received written notice of the same;

(iv)	Participant’s failure to devote substantially all of his working time and efforts during normal business hours to the Company’s business;

(v)	knowing engagement in conduct that is materially injurious to the Company; or

(vi)
knowingly providing materially misleading information concerning the Company to the Company’s Board of Directors, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company.

For purposes of this subparagraph (c), “Good Reason” means only the following:

(i)	the failure of the Company to pay any material amount due to Participant under a prevailing Employment Agreement;

(ii)	a meaningful diminution, without Cause, as defined above, in the responsibilities or job functions of the Participant unless approved by the Participant;

(iii)	a material reduction in total compensation potential as defined by annual base salary and cash compensation targets; or

(iv)	the relocation of Participant to an office location greater than 50 miles from his/her office location at the time of a Change in Control.